UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2011

JOHNSON CONTROLS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5757 North Green Bay Avenue, Milwaukee, Wisconsin		53209
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	414-524-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2011, the Board of Directors of the Company elected William C. ("Bill") Jackson an executive vice president. Mr. Jackson is 51 years old.

Prior to joining Johnson Controls, Mr. Jackson worked for 20 years as a consultant. He served as senior vice president and board member of Booz, Allen & Hamilton and Booz & Company, where he led the firm’s Global Automotive, Transportation and Industrials Practice. He recently was vice president and president of automotive at Sears Holdings Corporation. Early in his career, Mr. Jackson worked as an engineer and program manager for Lockheed (formerly General Dynamics) researching composite materials for fighter aircraft applications.

Mr. Jackson holds bachelor's and master's degrees in mechanical engineering from the University of Illinois at Urbana-Champaign, and a Master of Business Administration degree from the University of Chicago.

There is no arrangement or understanding between Mr. Jackson and any other person pursuant to which Mr. Jackson was elected as an officer of the Company. There are no transactions in which Mr. Jackson has an interest requiring disclosure under Item 404(a) of Regulation S-K. He received no grants or awards as part of his election. Mr. Jackson will participate in the usual compensation and benefit programs available to an executive officer of the Company and has executed the Company’s current form of employment and indemnity agreements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

July 28, 2011	By:	/s/ Jerome D. Okarma

Name: Jerome D. Okarma
Title: Vice President, Secretary and General Counsel